Exhibit 99.1

REPORT OF INDEPENDENT CERTIFIED

PUBLIC ACCOUNTANTS

Board of Directors and Partners

Mid-Con Energy Partners, LP

We have audited the accompanying statement of revenues and direct operating expenses of certain Osage, Grady and Caddo Counties, Oklahoma properties acquired by Mid-Con Energy Partners, LP from inception February 28, 2018, to December 31, 2018, and the related notes to the financial statement.

Management’s responsibility for the financial statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of certain Osage, Grady and Caddo Counties, Oklahoma properties for the period from inception February 28, 2018, to December 31, 2018, in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

June 11, 2019

Osage, Grady and Caddo Counties, Oklahoma Properties
Statement of Revenues and Direct Operating Expenses
For the period from inception February 28, 2018 to December 31, 2018
(In thousands)

Revenues
Oil sales	$20,669
Natural gas and liquids sales	1,471
Total revenues	22,140
Direct operating expenses
Lease operating expenses	11,989
Production and ad valorem taxes	1,578
Total direct operating expenses	13,567
Revenues in excess of direct operating expenses	$8,573

See accompanying notes to the financial statement

Osage, Grady and Caddo Counties, Oklahoma Properties

Notes to Statement of Revenues and Direct Operating Expenses

Note 1. Organization and Nature of Operations

Certain oil, natural gas and natural gas liquids (“NGL”) properties located in Osage, Grady and Caddo Counties, Oklahoma were acquired by Mid-Con Energy Properties, LLC, a wholly owned subsidiary of Mid-Con Energy Partners, LP (the “Partnership”). The accompanying financial statement presents the revenues and direct operating expenses of the properties acquired. Mid-Con Energy Partners, LP is a publicly held Delaware limited partnership formed in July 2011 that engages in the ownership, acquisition and development of producing oil and natural gas properties in North America, with a focus on enhanced oil recovery. The limited partner units are listed under the symbol “MCEP” on the NASDAQ. The general partner is Mid-Con Energy GP, LLC, a Delaware limited liability company.

Note 2. Acquisitions

In March 2019, the Partnership simultaneously closed the previously announced definitive agreements to sell substantially all of the Partnership’s oil and natural gas properties located in Texas for a purchase price of $60.0 million and to purchase certain oil, natural gas and NGL properties located in Osage, Grady and Caddo Counties, Oklahoma (the “Acquired Assets”) from Scout Energy Group IV, LP, Scout Energy Partners IV-A, LP, Scout Energy Group I, LP, and Scout Energy Partners I-A, LP (collectively “Scout”) for an aggregate purchase price of $27.5 million, both agreements subject to customary purchase price adjustments.

Note 3. Summary of Significant Accounting Policies

Basis of presentation

The accompanying statement of revenues and direct operating expenses and related notes present the revenues and direct operating expenses related to the Acquired Assets from inception February 28, 2018, to December 31, 2018. The statement of revenues and direct operating expenses is only presented because it is not practicable to obtain full historical audited financial statements with respect to the Acquired Assets. The Acquired Assets were not held as a separate subsidiary of Scout; therefore, separate financial statements are not available. The accompanying statement of revenues and direct operating expenses does not include general and administrative expenses, interest income or expense, a provision for depreciation, depletion and amortization or accretion of discounts on asset retirement obligations because the property interests acquired represent only a portion of the seller’s business and the costs incurred by the seller are not necessarily indicative of the costs the Partnership will incur.

Revenue recognition

The sales method of accounting for oil, natural gas and NGL revenues for the Acquired Assets was utilized during the period presented. Under this method, revenues are recognized based on the acquired ownership share of actual proceeds from oil, natural gas and NGL sold to the purchasers.

Note 4. Subsequent Events

Management has evaluated subsequent events through June 11, 2019, the date the financial statement was available to be issued. The Partnership closed the acquisition of the Osage, Grady and Caddo Counties, Oklahoma properties. No other subsequent events were identified requiring additional recognition or disclosure in the accompanying financial statement.

Note 5. Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited)

Estimated Proved Oil, Natural Gas and NGL Reserves (Unaudited)

An analysis of the Acquired Assets pro forma proved oil, natural gas and NGL reserves as estimated by the Partnership is presented below for the periods indicated:

	Oil (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	MBoe
Proved developed reserves
As of February 28, 2018	6,022	868	247	6,414
Production	(324)	(194)	(53)	(409)
As of December 31, 2018	5,698	674	194	6,005

The proved oil, natural gas and NGL reserves from inception February 28, 2018, to December 31, 2018, were prepared by the Partnership’s reservoir engineers. These reserve estimates have been prepared in compliance with the rules of the SEC. The Partnership emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil, natural gas and NGL properties. Accordingly, the estimates are expected to change as future information becomes available.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil, Natural Gas and NGL Reserves (Unaudited)

The standardized measure represents the present value of estimated future cash inflows from proved oil, natural gas and NGL reserves, less future development, production, plugging and abandonment costs, discounted at the rate prescribed by the SEC. The standardized measure of discounted future net cash flow does not purport to be, nor should it be interpreted to represent, the fair market value of the Partnership’s proved oil, natural gas and NGL reserves. The following assumptions have been made:

•

in the determination of future cash inflows, sales prices used for oil, natural gas and NGL from inception February 28, 2018, to December 31, 2018, were estimated using the average price during the period, determined as the unweighted arithmetic average of the first-day-of-the-month price for each month;

•	future costs of developing and producing the proved oil, natural gas and NGL reserves were based on costs determined at period-end, assuming the continuation of existing economic conditions;
•	no future income tax expenses are computed for the Partnership because the Partnership is a non-taxable entity; and
•	future net cash flows were discounted at an annual rate of 10%.

The Acquired Assets’ standardized measure of discounted future net cash flow relating to estimated oil, natural gas and NGL reserves is presented below for the periods indicated:

(in thousands)	Year Ended December 31, 2018
Future cash inflows	$369,636
Future production costs	251,552
Future development costs, including abandonment costs	17,057
Future net cash flows	101,027
10% discount for estimated timing of cash flow	42,285
Standardized measure of discounted cash flow	$58,742

The prices utilized in calculating the Partnership’s total proved reserves were $65.56 per Bbl of oil and per Bbl of NGL and $3.10 per Mcf of natural gas for the periods presented. These prices were adjusted by lease for quality, transportation fees, location differentials, marketing bonuses or deductions or other factors affecting the price received at the wellhead. Average adjusted prices used were $64.18 per Bbl of oil, $22.62 per Bbl of NGL and $1.72 per Mcf of natural gas for the periods presented.

The principal changes in the pro forma standardized measure of discounted future net cash flow attributable to the Acquired Assets estimated oil, natural gas and NGL reserves are presented below for the periods indicated:

(in thousands)
Standardized measure of discounted future net cash flow, February 28, 2018	$61,196
Changes in the year resulting from:
Sales, less production costs	(8,573)
Accretion of discount	6,119
Standardized measure of discounted future net cash flow, December 31, 2018	$58,742